EXHIBIT 5.1

[LETTERHEAD OF DLA PIPER US LLP]
1201 West Peachtree Street, Suite 2800, Atlanta, GA  30309

Phone: 404-736-7800	Fax: 404-736-7800	www.dlapiper.com

February 27, 2007

A.D.A.M., INC.
1600 RiverEdge Parkway, Suite 100
Atlanta, Georgia 30328-4696

Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to A.D.A.M., Inc., a Georgia corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) registering 185,830 shares of common stock of the Company, par value $0.01 per share (the “Shares”), issuable under the A.D.A.M., Inc. 2002 Stock Incentive Plan (the “Plan”).

We have examined copies of the Company’s charter and bylaws, as in effect on the date hereof, the Plan, all resolutions adopted by the Company’s Board of Directors and proposals adopted by the Company’s stockholders relating to the authorization of the issuance of the Shares and such other records and documents that we have deemed necessary for the purpose of rendering this opinion.  In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us.  As to factual matters material to this opinion, we have relied on statements and certificates of officers of the Company.

Based upon the foregoing, we are of the opinion that the Shares issuable under the Plan have been duly authorized and, when issued, sold and delivered as authorized by the Board of Directors of the Company, will be validly issued, fully paid and non-assessable.

The opinion set forth herein is limited to matters governed by the laws of the State of Georgia and no other opinion should be inferred beyond the matters expressly stated.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  This opinion may not be relied on by any other person or in any other connection without our prior written approval.

Very truly yours,

DLA PIPER US LLP

/s/ DLA Piper US LLP